Exhibit 5.1

McGuireWoods LLP
800 East Canal Street
Richmond, Virginia 23219

May 27, 2020

Markel Corporation
4521 Highwoods Parkway
Glen Allen, Virginia 23060

Ladies and Gentlemen:
We have acted as special counsel to Markel Corporation, a Virginia corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-223194) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities of the Company, including preferred shares, and (ii) the issuance by the Company of up to 600,000 Series A 6.000% Fixed-Rate Reset Non-Cumulative Preferred Shares (the “Shares”) as described in the Company’s Prospectus, dated February 23, 2018 (the “Base Prospectus”), and Prospectus Supplement, dated May 21, 2020 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Registration Statement became effective on February 23, 2018. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.
The Shares are being offered to the public in accordance with an Underwriting Agreement, dated May 21, 2020 (the “Underwriting Agreement”), among the Company and the representatives of the Underwriters named on Schedule I to the Pricing Agreement referred to therein. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.
Documents Reviewed
In connection with this opinion letter, we have examined the following documents:
(a) the Registration Statement;
(b) the Prospectus;
(c) the Prospectus Supplement;
(d) specimen copies of the global certificates representing the Shares (the “Global Certificates”); and
(e) the Underwriting Agreement.
The documents referred to in clauses (d) and (e) above, are referred to collectively as the “Subject Documents” and each, individually, as a “Subject Document”.

In addition we have examined and relied upon the following:
(i)a certificate from the secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Articles of Incorporation including the Articles of Amendment filed by the Company with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) and effective May 27, 2020 which established the Shares (as so amended, the “Articles of Incorporation”); the Bylaws of the Company, as amended (together with the Articles of Incorporation, the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company (i) effective February 22, 2018 authorizing the filing of the Registration Statement and (ii) effective August 21, 2019 and May 14, 2020 relating to the issuance and sale of preferred shares and the resolutions by the written Approval of Officer dated May 21, 2020 authorizing the creation, and determining the rights, terms and preferences of the Shares by the Company;
(ii)    a certificate dated May 26, 2020 issued by the SCC, attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia together with information with respect to the Company on the Clerk’s Information System posted on the website of the SCC as of the opening of business on the date hereof; and
(iii)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.
“Applicable Law” means the law of the Commonwealth of Virginia and the relevant laws of the United States.
Assumptions Underlying Our Opinions
For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:
(a)Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents, and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.
(b)Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and (other than those of individuals signing on behalf of the Company) authorized.
(c)Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.
(d)Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Underwriting Agreement are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Underwriting Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed or will sign each Subject Document had the legal capacity to execute such Subject Document.

(e)Authorization, Execution and Delivery of the Underwriting Agreement. The Underwriting Agreement and the documents required or permitted to be delivered thereunder have been or will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties, except that no such assumption is made as to the Company.
(f)Subject Documents Binding on Certain Parties. The Underwriting Agreement and the documents required or permitted to be delivered thereunder are or will be valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Company.
(g)No Mutual Mistake, Amendments, etc. There has not been and will not be any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares as contemplated by the Registration Statement, Prospectus, the Prospectus Supplement and the Underwriting Agreement. There are no, and will not be any, oral or written statements or agreements that modify, amend or vary, or purport to amend or vary, any of the terms of the Underwriting Agreement.
Our Opinions
Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:
1.    Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.
2.    Power and Authority. The Company has the corporate power and authority to issue the Shares.
3.    Validity. When (i) the Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement, (ii) the Company has received the consideration provided for in the Prospectus Supplement and the Underwriting Agreement and (iii) the Global Certificates have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Articles of Incorporation, the Shares will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions
The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous
The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the headings “Legal Matters” in the Registration Statement and “Validity of Notes” in the Prospectus Supplement relating to the Notes. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,
/s/ McGuireWoods LLP

4